Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Omnibus Incentive Plan of New Frontier Health Corporation of our report dated March 31, 2020, with respect to the consolidated financial statements of New Frontier Health Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

August 17, 2020